UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Investors Real Estate Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Investors Real Estate Trust 12 South Main Street PO Box 1988 Minot, ND 58702-1988

August 7, 2006

Dear Shareholder:

        It is a pleasure to invite you to attend our 36th Annual Meeting of Shareholders to be held on Tuesday, September 19, 2006, at 7:00 p.m., CDT, at the Grand International, 1505 North Broadway, Minot, North Dakota.

        This booklet includes the Notice of the Annual Meeting and the Proxy Statement relating to the annual meeting, each of which contains important information about the formal business to be acted on by the shareholders. The annual meeting will also feature a report on the operations of your Company, followed by a question and answer period. After the annual meeting, you will have the opportunity to speak informally with the trustees and officers of the Company.

        At the annual meeting, you will be asked to vote on the following items: (i) the election of eight (8) trustees, each for a term of one year, (ii) the ratification of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year, and (iii) such other matters as may properly come before the annual meeting or any adjournment(s) or postponement(s) thereof.

        The Board of Trustees unanimously recommends that you vote to elect the eight trustee nominees and to ratify the appointment of Deloitte & Touche as the Company’s independent auditors.

        It is important that your common shares of beneficial interest be voted regardless of whether you plan to be present at the annual meeting. Please complete, sign, date and return the enclosed proxy promptly or authorize a proxy by telephone or through the internet site designated on the enclosed proxy card. If you attend the annual meeting and wish to vote your shares in person, you may revoke any previously executed or authorized proxy.

        Please vote promptly. I look forward to seeing you at the annual meeting.

Sincerely,

Investors Real Estate Trust

Thomas A. Wentz, Sr.
President and Chief Executive Officer

_______________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Tuesday, September 19, 2006, at 7:00 p.m. (CDT)

_______________________________

        Notice is hereby given that the Annual Meeting of Shareholders of Investors Real Estate Trust (the “Company”) will be held on Tuesday, September 19, 2006, at 7:00 p.m., CDT, at the Grand International, 1505 North Broadway, Minot, North Dakota, 58703, for the following purposes:

1.        To elect eight (8) trustees, each for a term of one year,

2.        To ratify Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year, and

3.        To transact such other business as may properly come before the annual meeting or any adjournment(s) or postponement(s) thereof.

        These items are described in the proxy statement, which is part of this notice. We have not received notice of other matters that may properly be presented at the annual meeting.

        The Company’s Board of Trustees has fixed the close of business on July 21, 2006, as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting or any adjournment(s) or postponement(s) thereof.

By Order of the Board of Trustees,

Michael A. Bosh
Secretary and General Counsel

Minot, North Dakota
August 7, 2006

Whether or not you expect to be present at the annual meeting, please sign, date and return the enclosed proxy or authorize a proxy by telephone or through the internet site designated on the enclosed proxy card.  If you attend the annual meeting, you may withdraw your proxy and vote in person.

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Investors Real Estate Trust
12 South Main Street
PO Box 1988
Minot, ND 58702-1988
Telephone:  (701) 837-4738
Fax:  (701) 838-7785

_____________________________

PROXY STATEMENT
August 7, 2006

_____________________________

        Proxies are solicited by the Board of Trustees of Investors Real Estate Trust, a North Dakota Real Estate Investment Trust (the “Company”), for use at the 2006 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Tuesday, September 19, 2006, at 7:00 p.m. CDT. The Annual Meeting will be held at the Grand International, 1505 North Broadway, Minot, North Dakota, 58703.  Only the holders of record of the Company’s common shares of beneficial interest, no par value (“Shares” or “common shares”) at the close of business on July 21, 2006 (the “Record Date”), are entitled to vote at the Annual Meeting.  The holders of the Company’s 8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value (the “Preferred Shares”), are not entitled to vote at the Annual Meeting.  As of the close of business on July 21, 2006, the Company had 47,319,947 Shares issued and outstanding, each of which is entitled to one vote at the Annual Meeting.  Thirty-three and one-third percent (33 1/3%) of the Shares outstanding on the Record Date must be present in person or by proxy to have a quorum.

        The cost of soliciting proxies will be borne by the Company. Trustees, officers and employees of the Company may, without additional compensation, solicit proxies by mail, internet, personal interview, telephone and/or telecopy. The Company does not expect that specially engaged employees or paid solicitors will make the solicitation. Although the Company may use such employees or solicitors if the Company deems them necessary, the Company has not made arrangements or contracts with any such employees or solicitors as of the date of this proxy statement. This proxy statement and the enclosed proxy card are scheduled to be mailed to shareholders commencing on or about August 7, 2006.

        The Company will request banks, brokerage houses and other institutions, nominees or fiduciaries to forward the soliciting material to the beneficial owners of Shares and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners. If a shareholder is a participant in the Company’s Distribution Reinvestment Plan (the “Plan”), the proxy represents a voting instruction as to the number of full Shares in such shareholder’s Plan account, as well as any Shares held directly by the shareholder.

        All properly executed or authorized proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies. If no vote is specified on a proxy, the Shares represented by such proxy will be voted FOR the election of each of the eight (8) nominees for trustee, and FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors.  If other matters are properly presented for voting at the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may properly be presented for voting at the Annual Meeting.

        Shares which are entitled to vote but which, at the direction of the beneficial owner, are not voted on one or more matters (“abstentions”) will be counted for the purpose of determining whether there is a quorum for the transaction of business at the 2006 Annual Meeting. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers (“broker non-votes”) are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting.

        The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to elect each of the eight (8) nominees for trustee (Proposal 1).

        The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to ratify the selection of Deloitte & Touche as the Company’s independent auditors (Proposal 2).

        Please note that while brokers and banks cannot vote on their clients’ behalf on “non-routine” proposals, each of the proposals included in this year’s proxy statement is considered a “routine” matter.  Both broker non-votes and abstentions are counted in determining whether the shareholders have approved these proposals.  As such, if brokers and banks vote on their clients’ behalf, such votes will affect the proposal as voted (either for or against).  If brokers and banks do not vote on their clients’ behalf, such broker non-votes will have the effect of a vote against the proposals.  Abstentions also have the effect of a vote against the proposals.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use at the Annual Meeting by delivering to Michael A. Bosh, the Secretary and General Counsel of the Company, a written notice of revocation or a duly executed proxy bearing a later date, by authorizing a subsequent proxy by telephone or through the designated internet site, or by attending the Annual Meeting and voting in person.

        The Company’s principal executive offices are located at 12 South Main Street, Minot, North Dakota, 58702-1988. The Company’s telephone number is (701) 837-4738, and facsimile number is (701) 838-7785.

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PROPOSAL 1:  ELECTION OF TRUSTEES

General

        The Articles of Amendment and Third Restated Declaration of Trust of the Company (the “Third Restated Declaration of Trust”) provides that the Board of Trustees shall be comprised of not less than five (5) nor more than fifteen (15) trustees.  The Board currently consists of seven (7) members.

        At the Annual Meeting, eight trustees are to be elected for a term of one year (expiring at the 2007 Annual Meeting) or until the election and qualification of their successors.  The persons proposed for election as trustees of the Company are Patrick G. Jones, Timothy P. Mihalick, Jeffrey L. Miller, C.W. “Chip” Morgan, Edward T. Schafer, Stephen L. Stenehjem, John D. Stewart and Thomas A. Wentz, Jr., each of whom, with the exception of Messrs. Morgan and Schafer, is presently a member of the Board.

        Daniel L. Feist, currently a trustee, has reached the mandatory retirement age established for trustees in the Company’s Second Restated Trustees’ Regulations (Bylaws) (the “Bylaws”), and accordingly will retire from the Board at the expiration of his term.  The Company thanks Mr. Feist for his years of dedicated service on the Board of Trustees.

        In the unanticipated event that any nominee should become unavailable for election or, upon election, should be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment or, if none, the size of the Board will be reduced.

Vote Required

        The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to elect each of the eight nominees.  The Board unanimously recommends that the shareholders vote FOR Messrs. Patrick G. Jones, Timothy P. Mihalick, Jeffrey L. Miller, C.W. “Chip” Morgan, Edward T. Schafer, Stephen L. Stenehjem, John D. Stewart and Thomas A. Wentz, Jr.

Nominees

        The following table sets forth certain information regarding each of the nominees, including their age as of July 1, 2006, principal business experience during the past five years and, if applicable, the year they each first became a trustee and their current Board committee membership.  No nominee currently serves as a trustee or board member for any other company that has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an Investment Company under the Investment Company Act of 1940, as amended.

Nominee	Principal Business Experience During Past Five Years	Age	Trustee Since	Board Committee Membership
Patrick G. Jones	Private Investor; Former General Manager of the Minot Daily News; Former President of Central Venture Capital Inc., an investment firm	58	1986	Compensation & Nominating
5 Table of Contents
Timothy P. Mihalick	Senior Vice President & Chief Operating Officer of the Company; Board Member of Trinity Health Group; Former Vice President of Odell-Wentz & Associates, LLC	47	1999	Executive
Jeffrey L. Miller Chairman	President of M&S Concessions, Inc.; a food service and facility management company; Former President of Minot, North Dakota Coca-Cola Bottling franchise; Managing Partner of Miller Properties, LLP	62	1985	Audit, Compensation (Chair), Executive (Chair) & Nominating (Chair)
C.W. “Chip” Morgan	President and Chief Executive Officer of Northwest Respiratory Services, LLC, a home medical company	58	Not Applicable	Not Applicable
Edward T. Schafer	Private Investor; Former Chief Executive Officer of Extend America, a telecommunications company; Former Governor of North Dakota	59	Not Applicable	Not Applicable
Stephen L. Stenehjem	President & Chief Executive Officer of Watford City BancShares, Inc., a bank holding company; President & Chairman of First International Bank & Trust, Watford City, ND, a state banking and trust association	51	1999	Audit (Chair), Compensation & Nominating
6 Table of Contents
John D. Stewart	President & Director of Fisher Motors, Inc., Minot, N.D., an automobile dealership; President of Glacial Holdings, Inc. and Glacial Holdings LLC, multi-family residential and commercial real estate holding companies; President of Glacial Holdings Property Management, Inc., a property management company; Chairman of Bank of North Dakota Advisory Board; Former Certified Public Accountant and Partner, Brady, Martz and Associates, P.C.	49	2004	Audit, Compensation & Nominating
Thomas A. Wentz, Jr. (1)	Senior Vice President of the Company; Director of SRT Communications, Inc.; Sole General Partner of Wenco, Ltd.	40	1996	None

(1)    Mr. Wentz is the son of Thomas A. Wentz, Sr., the President and Chief Executive Officer of the Company.

INFORMATION CONCERNING THE BOARD OF TRUSTEES

Attendance at Board, Committee and Annual Shareholders’ Meetings

        During the fiscal year ended April 30, 2006, the Board held eight regular meetings and one special meeting. All trustees are expected to attend each meeting of the Board and the committees on which they serve, and are also expected to attend each annual meeting of shareholders. No trustee attended fewer than 75% of the meetings of the Board and the committees on which they served during the past year, and all trustees attended the 2005 Annual Meeting of Shareholders.

Trustee Independence

        The Board of Trustees has determined that each of Patrick G. Jones, Jeffrey L. Miller, C.W. “Chip” Morgan, Edward T. Schafer, Stephen L. Stenehjem and John D. Stewart qualify as “independent directors” in accordance with the listing standards of the NASDAQ.  Under the NASDAQ listing standards (the “Standards”), in order to be considered independent, a trustee of the Company must have no relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Company trustee. The Standards specify certain relationships that are deemed to impair independence; including, for example, employment by the Company, or engaging in certain business dealings with the Company. In making these determinations, the Board reviewed and discussed information provided by the trustees and the Company with regard to each trustee’s business and personal activities as they may relate to the Company and the Company’s management.  In the event the eight nominees for trustee of the Company are elected at the Annual Meeting, the Company’s Board of Trustees will consist of six trustees who are independent directors as defined by the Standards, and two trustees who, as employees of the Company, are not independent under the Standards.  The Company accordingly will be in compliance with the Standards.

        In addition, as required by the Standards, the members of the Company’s Audit Committee each qualify as “independent” under the Standards and under special standards established by the Securities and Exchange Commission (“SEC”) for members of audit committees. The Audit Committee also includes at least two independent members (Mr. Stephen L. Stenehjem and Mr. John D. Stewart) who have been determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules.

Committees

        The Board has created four committees in order to more effectively direct and review the Company’s operations and strategic outlook. In addition, the committees allow management to timely respond to factors affecting the ongoing operations of the Company. Management regularly consults with committee chairmen to review possible actions and seek counsel. Where appropriate, the Board delegates authority to committees (within specified parameters) to finalize the execution of various Board functions.  While the committee structure has improved the level of Board oversight, it has also greatly increased the effort and time required of Board members who serve on the various committees.

        The Board has established the following committees: Audit, Compensation, Executive and Nominating. The present members of these committees are indicated in the preceding section of this proxy statement.  During the fiscal year ended April 30, 2006, the Audit Committee of the Board met eight times, the Compensation Committee met four times, and the Nominating Committee met once.  The Executive Committee did not meet in fiscal year 2006.

        The Audit Committee is composed of three trustees, all of whom are independent as that term is defined by the NASDAQ, and are independent as defined in rules of the SEC. Information regarding the functions performed by the committee is set forth in the “Report of the Audit Committee,” included on page 18 of this proxy statement. The Audit Committee is governed by a written charter that has been approved by both the Audit Committee and the Board. The Audit Committee Charter was adopted by the Board in January 2004 in response to changes in the listing standards of the NASDAQ, and replaced the Audit Committee’s previous charter.  A copy of the Audit Committee Charter was filed with the SEC with the proxy statement for the 2004 Annual Meeting of Shareholders.

        The Compensation Committee approves the compensation of the executive officers of the Company and the Company’s management succession plan and attends to other matters relating to executive retention and compensation. The Compensation Committee is composed of five trustees, all of whom are independent as defined by the NASDAQ. For more information, see the “Compensation Committee Report on Compensation of Executive Officers” included on page 14 of this proxy statement.

        The Executive Committee, which is composed of three trustees, two of whom are independent as defined by the NASDAQ, has all of the powers of the Board with respect to the management and affairs of the Company, subject to limitations prescribed by the Board and by North Dakota law, and may exercise the authority of the Board between Board meetings, except to the extent that the Board has delegated authority to another committee.

        The Nominating Committee, composed of five trustees, all of whom are independent as defined by the NASDAQ, identifies individuals qualified to become Board members and approves the nominees to stand for election and re-election to the Board. The Nominating Committee is responsible for reviewing the appropriate skills and characteristics required of Board members. This assessment includes consideration of the factors specified in the committee’s charter and the trustee qualification requirements of the Company’s Bylaws. These factors include age (at least 21 years of age and less than 74 years of age, in accordance with the Company’s Bylaws); broad leadership experience in business, government, education, public service or in other management or administrative positions; willingness and ability to apply sound and independent business judgment; loyalty to the Company and commitment to its success; commitment to enhancing shareholder value; personal integrity; and independence, as defined in applicable laws and regulations.

        Consideration of new Board candidates typically involves a series of internal discussions, review of information concerning candidates and informal interviews with selected candidates.  In general, candidates for nomination to the Board are suggested by Board members or by Company employees.    In fiscal year 2006, the Company did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board candidates.

        In accordance with the Company’s Bylaws and with procedures adopted by the Nominating Committee in January 2004, the Nominating Committee will consider nominations from shareholders. Shareholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by submitting a written recommendation addressed to both the Chairman of the Nominating Committee and to the Company’s Secretary at the following address: Investors Real Estate Trust, PO Box 1988,

Minot, North Dakota , 58702-1988. Submissions must be received by the Chairman and the Secretary in writing on or before the first day of June of each year for consideration for nomination for election at the next annual meeting of shareholders. Submissions must include biographical information concerning the recommended individual, including age and a five-year employment history with employer names and a description of the employer’s business, and must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders. The Nominating Committee will not alter the manner in which it evaluates candidates, including consideration of the factors set forth in the committee’s charter, based on whether the candidate was recommended by a shareholder or was identified by other means.

        All committees of the Board operate under written charters approved by the Board.  Copies of each charter are posted on the Company’s Investor Relations website at www.iret.com under the “Corporate Governance” heading.

        In addition to the above four committees of the Board, the membership of each of which consists entirely of trustees, the Board, in recognition of the growth of the Company and the consequent increase in capital expenditures and asset acquisition and disposition activity, has also established an Investment Committee. The membership of the Investment Committee may consist of trustees and/or employees of the Company. The Investment Committee acts on behalf of the Board in the best interests of the Company and its shareholders to consider, approve and effect investment plans, capital expenditures and the purchase and sale, transfer or other acquisition or disposition of property and assets, in accordance with the delegation of investment authority conferred by the Board and subject to approval levels established by the Board from time to time. Members of the Investment Committee are appointed by the Board. The current members are Thomas A. Wentz, Sr., Timothy Mihalick and Daniel Feist.

Board Compensation

        During the fiscal year ended April 30, 2006, trustees not employed by the Company received annual fees of $18,000, plus $200 for each Board and committee meeting they attended in person or via conference call.  Additionally, the Chairman of the Board received an additional $4,000 for serving as the Chairman, and the Vice Chairman of the Board received an additional $2,000 for serving as the Vice Chairman.  The Chairman of the Audit Committee received an additional $2,000 for serving as Audit Committee Chairman. Trustees who are employees of the Company do not receive any separate compensation or other consideration, direct or indirect, for service as a trustee.

Communications from Shareholders to the Board

        The Board recommends that shareholders initiate any communications with the Board in writing and send them in care of the Company’s Secretary.  Shareholders may send written communications to the Board, the Audit, Compensation and Nominating Committees of the Board or to any individual trustee c/o the Secretary, Investors Real Estate Trust, PO Box 1988, Minot, North Dakota, 58702, or via e-mail to trustees@iret.com. All communications will be compiled by the Secretary and forwarded to the Board, the specified Board Committee or to individual Trustees, as the case may be, not less frequently than monthly. This centralized process will assist the Board in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended board recipient should be noted in the communication.

CORPORATE GOVERNANCE

Code of Conduct and Code of Ethics for Senior Financial Officers

        All of the Company’s trustees and employees, including our Chief Executive Officer and other senior executives, are required to comply with a Code of Conduct adopted by the Board in January 2004. The Board adopted the Code of Conduct to codify and formalize certain of the Company’s long-standing policies and principles that help ensure our business is conducted in accordance with the highest standards of moral and ethical behavior. Our Code of Conduct covers all areas of professional conduct, including conflicts of interest, insider trading and confidential information, as well as requiring strict adherence to all laws and regulations applicable to our business. Employees are required to bring any violations and suspected violations of the Code of Conduct to the attention of the Company, through management or Company legal counsel. Additionally, our Chief Executive Officer, Chief

Operating Officer and Chief Financial Officer are also subject to a Code of Ethics for Senior Financial Officers, which contains certain specific policies in respect of internal controls, the public disclosures of the Company, violations of the securities or other laws, rules or regulations and conflicts of interest.

        The full text of the Code of Conduct and Code of Ethics for Senior Financial Officers is published on our website, at www.iret.com, under the “Corporate Governance” caption. The Company intends to disclose any future amendments to, or waivers of, the Code of Conduct and Code of Ethics for Senior Financial Officers on our website promptly following the date of any such amendment or waiver, and, to the extent required by the NASDAQ Standards, on a current report on Form 8-K.

Executive Sessions

        The Board holds regular executive sessions of the independent directors, at which our independent trustees meet in executive session without Company management or employees present. Executive sessions are held not fewer than four times per year.

Complaint Procedure

        The Sarbanes-Oxley Act of 2002 requires companies to maintain procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company’s Audit Committee has adopted a complaint procedure that requires the Company to forward to the Audit Committee any complaints that it has received regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.  Any employee of the Company may submit, on a confidential, anonymous basis if the employee so chooses, any concerns on accounting, internal accounting controls, auditing matters or violations of the Company’s Code of Conduct or Code of Ethics for Senior Financial Officers. All such employee concerns are to be forwarded in a sealed envelope to the chairman of the Audit Committee, in care of the Company’s General Counsel, who will forward any such envelopes promptly and unopened.  The Audit Committee will investigate any such complaints submitted.

Audit Committee Financial Expert

        The Board has determined that each of Mr. Stephen Stenehjem, the Chair of the Audit Committee, and Mr. John Stewart, a member of the Audit Committee, is an “audit committee financial expert,” as that term is defined in rules of the SEC.  Mr. Stenehjem and Mr. Stewart are also independent as defined by the NASDAQ Standards and special standards established by the SEC for Audit Committee members.

Audit Committee Pre-Approval Policies

        Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services provided by their independent auditors. The Company’s Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved. During the year, in the event it becomes necessary to engage the independent auditor for additional services not contemplated in the original pre-approval, the Company will obtain the specific pre-approval of the Audit Committee before engaging the independent auditor. The pre-approval policy requires the Audit Committee to be informed of each service performed by the independent auditor, and the policy does not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee as a whole at its next scheduled meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table lists, as of June 30, 2006, the beneficial ownership of common shares and Preferred Shares of the Company and of limited partnership units of IRET Properties, a North Dakota Limited Partnership and a subsidiary of the Company, which are convertible into common shares on a one-to-one basis at the option of the Company (“Units”), by (i) each trustee and nominee for trustee of the Company, (ii) the executive officers of the Company named in the Summary Compensation Table that follows on page 12 of this proxy statement and (iii) all trustees and executive officers of the Company as a group. The amounts shown are based on information provided by the individuals named, and Company records. As of June 30, 2006, no person owned more than five percent (5%) of the total number of outstanding common shares and Units or the Preferred Shares.

Name of Beneficial Owner	Common Shares (1)		Units (2)		Total Common Shares and Units As of June 30, 2006	Percent of Class(3) of Common Shares and Units	Preferred Shares (4)	Percent of Class(5) of Preferred Shares

Jeffrey L. Miller.......................................... Trustee & Chairman of the Board	389,167	(6)	40,477	(7)	429,644	*	0	--
Daniel L. Feist............................................. Trustee & Vice Chairman of the Board	919,864		1,856		921,720	1.5%	8,000	**
Patrick G. Jones.......................................... Trustee	341,523		0		341,523	*	0	--
C.W. “Chip” Morgan.................................. Trustee Nominee	0		0		0	--	0	--
Edward T. Schafer....................................... Trustee Nominee	0		0		0	--	0	--
Stephen L. Stenehjem.................................. Trustee	159,281	(8)	0		159,281	*	0	--
John D. Stewart........................................... Trustee	17,946		0		17,946	*	0	--
Thomas A. Wentz, Sr.................................. President & Chief Executive Officer	314,107		129,572		443,679	*	0	--
Timothy P. Mihalick.................................. Trustee, Senior Vice President & Chief Operating Officer	37,703		0		37,703	*	0	--
Thomas A. Wentz, Jr. ................................ Trustee & Senior Vice President	244,454	(9)	0		244,454	*	0	--
Diane K. Bryantt......................................... Senior Vice President & Chief Financial Officer	10,046		0		10,046	*	0	--
Charles Wm. James..................................... Former Trustee & Senior Vice President	584,413		0		584,413	1.0%	0	--
Trustees and executive officers as a group (10 individuals)...........................................	2,438,485		171,905		2,610,390	4.3%	8,000	**

_________________

(1)   The amounts of common shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(2)   The Units do not have voting rights but are exchangeable for common shares or cash, at the option of the Company, upon expiration of an initial mandatory holding period.

(3)   Percentage of class is based on a total of 60,564,875 common shares and Units outstanding as of June 30, 2006.

(4)   The amounts of the Company’s Preferred Shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.  Mr. Feist has sole voting and sole investment power with regard to the Preferred Shares owned.

(5)   Percentage of class is based on a total of 1,150,000 Preferred Shares outstanding as of June 30, 2006.

(6)   Includes 13,818 common shares over which Mr. Miller holds a Power of Attorney, but of which he disclaims beneficial ownership.

(7)   Includes 33,752 Units over which Mr. Miller holds a Power of Attorney, but of which he disclaims beneficial ownership.

(8)   Mr. Stenehjem disclaims beneficial ownership of all but 127,003 of these common shares.

(9)   Includes approximately 220,692 common shares owned by Wenco, Ltd., a partnership of which Mr. Wentz is the general partner. Mr. Wentz disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the partnership.

*      Represents less than 1% of the total of common shares and Units outstanding as of June 30, 2006.

**    Represents less than 1% of the Preferred Shares outstanding as of June 30, 2006.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

        The following table sets forth the annual compensation paid to the Company’s Chief Executive Officer and the four other most highly compensated executive officers serving at the end of fiscal year 2006, and in addition includes Charles Wm. James, for whom, pursuant to Item 402 of Regulation S-K, disclosure would have been provided but for the fact that Mr. James was not serving as an executive officer at the end of fiscal year 2006 (the “Named Executive Officers”).

Name and Principal Position	Fiscal Year Period	Salary	Bonus(2)	Other Annual Compensation(3)

Thomas A. Wentz, Sr............................................ President and Chief Executive Officer	2006	$203,333	$39,189	$29,619
	2005	190,767	38,325	26,255
	2004	162,554	0	25,077

Charles Wm. James................................................ Former Senior Vice President and Trustee	2006(1)	117,654	0	19,295
	2005	223,333	43,800	36,419
	2004	206,146	0	31,836

Timothy P. Mihalick............................................. Senior Vice President and Chief Operating Officer, and Trustee	2006	251,667	48,505	38,163
	2005	216,000	41,975	34,417
	2004	177,622	0	31,134

Thomas A. Wentz, Jr............................................ Senior Vice President and Trustee	2006	208,333	40,153	27,345
	2005	176,667	34,675	27,149
	2004	149,685	0	27,025

Diane K. Bryantt................................................... Senior Vice President and Chief Financial Officer	2006	133,333	25,698	28,417
	2005	118,133	23,725	24,292
	2004	94,378	0	22,016

Michael A. Bosh.................................................... General Counsel and Corporate Secretary	2006	113,917	21,956	24,516
	2005	105,250	0	23,043
	2004	87,845	0	21,341

_________________

(1)   Mr. James resigned as a Senior Vice President of the Company in November 2005, and as a Trustee of the Company in April 2006.

(2)   The bonus amounts specified for fiscal year 2006 were paid in July 2006.  See the Compensation Committee Report in this Proxy Statement for further information on the Company’s Incentive Bonus Program for Executive Officers.

(3)   Includes fringe benefits consisting of annual premiums for employee health, dental, life and disability insurance, annual contributions by the Company to the Company’s 401(k) and retirement plan on behalf of the Named Executive Officers, and, for fiscal year 2006, parking costs for executive officers located in the Company’s Minot, North Dakota office. Additionally, with respect to Mr. Mihalick, includes country club dues in the amount of $1,712, and estimated non-cash compensation of approximately $692 for personal use of a Company–supplied car. With respect to Mr. James, includes estimated non-cash compensation of approximately $1,151 for personal use of a Company–supplied car.

Retirement and 401(k) Plans

        The Company’s retirement plan is intended to be a qualified retirement plan under the Internal Revenue Code of 1986, as amended.  All full-time employees of the Company over the age of 21 and with one year of service are eligible to participate in the retirement plan.  Contributions to the retirement plan by the Company are at the discretion of the Company’s management.  All employees over the age of 21 are immediately eligible to participate in the Company’s 401(k) plan, and may contribute up to maximum levels established by the Internal Revenue Services.  The Company currently matches up to 3% of participating employees’ wages.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Company’s Compensation Committee currently is, or was formerly, an officer or employee of the Company or had any relationship requiring disclosure by the Company under SEC rules.  None of the Company’s executive officers currently serves on the compensation committee or any similar committee of any other entity and none of the executive officers serves as a director for any other entity whose executive officers serve on the Company’s compensation committee.

Relationships and Related Transactions

Related Employee

        During fiscal year 2006, Karin M. Wentz, daughter of Thomas A. Wentz, Sr., the Company’s President and Chief Executive Officer, and sister of Thomas A. Wentz, Jr., a Trustee and Senior Vice President of the Company, was employed by the Company as Associate General Counsel.  Ms. Wentz was paid a salary and bonus totaling $106,042 for her services during fiscal year 2006. Ms. Wentz also received in fiscal year 2006 the standard benefits provided to other Company employees.

Banking Services

        The Company maintains an unsecured line of credit with First International Bank and Trust, Watford City, North Dakota.  In December 2005, the amount available to be borrowed under this line of credit was increased to $10 million from $5 million.  During fiscal year 2006, the Company’s interest charges were $14,167 for borrowings under the First International line of credit.  In addition, IRET maintains a number of checking accounts with First International.  During fiscal year 2006, IRET paid less than $500 in total in various wire transfer and other fees charged on these checking accounts.  The Company recently closed on a loan in the amount of $450,000 from First International.  The Company paid an origination fee of $2,250 for this loan, which has a twenty year term and an interest rate fixed at 7.63% for the first five years.  Additionally, the Company recently signed loan commitments for two loans from First International, the first in the amount of $2,400,000, with a 5 ½ year term and an interest rate of 7.50% for the term, to fund the acquisition of real property, and the second in the amount of $1,200,000, with a term equal to the remaining term on the mortgage securing the real property and an interest rate of 2% over the Federal Home Loan Bank base rate, to finance renovation of the property.  The Company agreed to pay origination fees to First International on each of these loans of $24,000 and $12,000, respectively.  Steven L. Stenehjem, a member of the Company’s Board of Trustees and the Chairman of the Company’s Audit Committee, is the President and Chief Executive Officer of First International, and the bank is owned by Mr. Stenehjem and members of his family.

Purchase Option

        In February 2003, the Company entered into a merger agreement with the T.F. James Company.  As part of the merger agreement, two affiliated entities of the T.F. James Company were granted the right to purchase certain real property acquired by the Company as a result of the merger.  Charles Wm. James, a former executive officer of the Company and a former member of the Company’s Board of Trustees, has an ownership interest in these entities.  Under the terms of the agreement, one of the entities had the option to purchase a commercial retail property located in Excelsior, Minnesota, for the price the Company paid to acquire the property, plus an annual Consumer Price Index increase.  This option was exercised during the fourth quarter of fiscal year 2006, and Mr. James resigned from the Company’s Board of Trustees to pursue the re-development of this property.

COMPENSATION COMMITTEE REPORT
ON COMPENSATION OF EXECUTIVE OFFICERS

The Compensation Committee of the Board (the “Committee”), composed of the undersigned trustees, each of whom is independent under the listing standards of the NASDAQ, operates pursuant to a written charter adopted in 2004 and is responsible for establishing the terms of the compensation of the Company’s executive officers.

The objective of the Company’s executive compensation program is to develop and maintain executive reward programs that contribute to the enhancement of shareholder value while attracting, motivating and retaining key executives who are essential to the long-term success of the Company.  Each year, the Committee evaluates executive compensation by reviewing the following: (i) the Company’s performance during the year; (ii) individual performance during the year based on previously defined objectives; and (iii) compensation data of companies that are considered to be similar to the Company for performance purposes.  As discussed below, the Company’s executive compensation program consists of both fixed (base salary) and variable (incentive) annual compensation.  Variable compensation consists of a cash bonus awarded in accordance with the incentive bonus program described below.

Base Salary

Base salaries for the executive officers of the Company, including the Chief Executive Officer, are designed to compensate such individuals for their sustained performance.  For the calendar year ended December 31, 2005, base salaries were established by evaluating the responsibilities of the position held, the experience of the particular individual, a comparison of salaries paid for comparable positions by other companies in the real estate industry, and the Committee’s desire to achieve the appropriate mix between fixed compensation and incentive compensation.  Salary information for companies that are similar to the Company was obtained by reference to the public disclosures made in the Securities and Exchange Commission (“SEC”) filings of such companies.

It is currently the Company’s policy that base salaries of the executive officers, including the Chief Executive Officer, will generally be increased on January 1 of each year at the discretion of the Committee, based on, among other things, the individual’s performance over the past year, changes in the individual’s responsibility and/or necessary adjustments to maintain base salaries that are competitive with industry practices and similar companies.  For the calendar year beginning January 1, 2006, the base salaries of the executive officers named in the Summary Compensation Table included in this Proxy Statement for the Company’s 2006 Annual Meeting of Shareholders (excluding Charles Wm. James, who resigned from the Company prior to January 1, 2006) were increased by an average of 9.7%.

Incentive Bonus Program

Incentive bonuses are structured to further motivate executive officers, including the Chief Executive Officer, by linking bonus compensation to the Company’s performance. During fiscal year 2005, the Compensation Committee revised the Company’s incentive bonus program to provide for bonus payments based on the following specific objective measures of the Company’s performance: an increase in funds from operations; an increase in GAAP earnings per share; a target return on equity of 12%; improvement in economic vacancy rates at the Company’s properties; and a target of 10% growth in assets.  The Committee has determined that the maximum bonus payable in regard to each of these factors will be $50,000, for a potential total bonus pool of $250,000.  The bonus pool will be divided, proportionately to the individual’s base salary, among the following executive officers:  Thomas A. Wentz, Sr., Chief Executive Officer; Timothy Mihalick, Chief Operating Officer; Diane Bryantt, Chief Financial Officer;  Thomas Wentz, Jr.,  Senior Vice President, Asset Management and Finance and Michael Bosh, General Counsel and Secretary. The Company’s incentive bonus program is the only form of executive compensation that is tied to the performance of the Company.  If the Company’s performance, as judged by the measures identified above, does not improve compared to performance during the prior fiscal year, no incentive bonuses will be paid to Company executive officers.  If a performance target is only partially met, the Committee may exercise its discretion to award a bonus in respect of such target.  For the fiscal year ended April 30, 2006, the Committee has determined that incentive bonuses have been earned by the Company’s executive officers listed above, with the amount in the bonus pool being $175,500.  The bonus amount to be paid to each individual executive officer is set forth in the “Bonus” column of the Summary Compensation Table included in this Proxy Statement for the Company’s 2006 Annual Meeting of Shareholders.  The Committee directed that these bonuses be paid to the executive officers no later than August 1, 2006.

In evaluating incentive bonus compensation for the fiscal year ended April 30, 2006, the Committee considered the objective performance measures described above, specifically considering the following:

  Increase in FFO:  The Company reported Funds from Operations of $.79 per share/unit for the fiscal year ended April 30, 2006, compared to Funds from Operations of $.76 per share/unit for the fiscal year ended April 30, 2005.  The Committee determined that the Company’s performance met this benchmark, and that this component of the bonus should be fully funded at $50,000.
  Increase in GAAP earnings per share:  The Company reported earnings per share of $.20 for the fiscal year ended April 30, 2006, compared to earnings per share of $.30 for the fiscal year ended April 30, 2005.  The Committee determined that the Company’s performance did not meet this benchmark, and that no portion of this component of the bonus should be funded.
  Return on equity target of 12%:  The Company’s return on equity, determined by dividing the Company’s net taxable income by its total equity, for the fiscal year ended April 30, 2006, was 9.5%, compared to 9.8% for the fiscal year ended April 30, 2005.  The Committee determined that the Company’s performance did not fully meet this benchmark, but the Committee exercised its discretion to fund 75% of this component of the bonus at $37,500.
  Improvement in economic vacancy:  The economic vacancy rate at the Company’s multi-family residential properties was 8.4% for the fiscal year ended April 30, 2006, compared to 9.9% for the fiscal year ended April 30, 2005.  Economic vacancy rates at the Company’s office, medical, industrial and retail properties were 7.5%, 3.8%, 12.8%, and 12.3%, respectively, for the fiscal year ended April 30, 2006, compared to 9.2%, 7.3%, 13.2%, and 11.4% for the fiscal year ended April 30, 2005.  The Committee determined that the Company’s performance met this benchmark, and that this component of the bonus should be fully funded at $50,000.
  Asset growth target of 10%:  The Company’s property owned increased from $1.18 billion for the fiscal year ended April 30, 2005, to $1.27 billion for the fiscal year ended April 30, 2006, an increase of 7.6%.  The Committee determined that the Company’s performance did not fully meet this benchmark, but the Committee exercised its discretion to fund 76% of this component of the bonus at $38,000.

The current compensation program is policy only and may be changed by the Committee at any time without notice to or approval by the shareholders.  The Company is in a very competitive industry where success is based largely on the ability of senior management to identify, acquire and manage real estate properties.  Therefore, to continue properly to manage and grow the Company, it may be necessary to increase the amounts payable under the Company’s base salary and incentive bonus programs in order to attract and retain qualified executives.

 Jeffrey L. Miller (Chair)
Daniel L. Feist
Patrick G. Jones
Stephen L. Stenehjem
John D. Stewart

COMPARATIVE STOCK PERFORMANCE

        Set forth below is a graph that compares, for the five fiscal years commencing May 1, 2001, and ending April 30, 2006, the cumulative total returns for the Company’s common shares with the comparable cumulative total return of two indexes:

    Standard and Poor’s (“S&P”) 500 Stock Index; and
  The NAREIT Equity Index, which is an index prepared by the National Association of Real Estate Investment Trusts (“NAREIT”), which includes all tax qualified equity REITs listed on the New York Stock Exchange, the American Stock Exchange and the NASDAQ Market.

        The performance graph assumes that at the close of trading on April 30, 2001, the last trading day of fiscal year 2001, $100 was invested in the Company’s common shares and in each of the indexes. The comparison assumes the reinvestment of all distributions. Cumulative total shareholder returns for the Company’s common shares, the S&P 500 and the NAREIT Equity Index are based on the Company’s fiscal year ending April 30.

	2001	2002	2003	2004	2005	2006
IRET	100.00	121.94	126.72	132.19	133.00	149.05
NAREIT	100.00	121.01	120.95	151.00	203.26	257.29
S&P 500	100.00	87.37	75.75	93.08	98.97	114.23

Source: Research Data Group, Inc.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (“Section 16(a)”) requires that the trustees and executive officers of the Company file with the SEC, within specified due dates, initial reports of ownership of the Company’s shares of beneficial interest and Units and Preferred Shares, and reports of changes in ownership of Shares, Units and Preferred Shares.  As a matter of practice, the Company’s administrative staff assists our trustees and executive officers with these reporting requirements, and typically files these reports on their behalf. The Company is required to disclose whether it has knowledge that any person required to file such reports may have failed to do so in a timely manner. Based solely on a review of the copies of the fiscal year 2006 reports in the Company’s possession, and on written representations from the Company’s reporting persons that no other reports were required during the year ended April 30, 2006, the Company believes that all of the trustees and executive officers of the Company have timely satisfied their Section 16(a) reporting obligations for the fiscal year ended April 30, 2006.

PROPOSAL 2:  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee has approved Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent auditors for the current fiscal year ending April 30, 2007.  Deloitte & Touche completed the audits for the Company’s fiscal years ended April 30, 2006, 2005 and 2004.  The Company’s fiscal year 2004 was the first year that Deloitte & Touche audited the Company’s financial statements.  As a matter of good corporate governance, the Audit Committee has determined to submit its selection to shareholders for ratification.  In the event that this selection of auditors is not ratified by a majority of the voting power of the shareholders present in person or by proxy at the Annual Meeting, the Audit Committee will review its future selection of independent auditors.

                The Company expects that a representative of Deloitte & Touche will be present at the Annual Meeting.  The representative will have the opportunity to make a statement if he or she so desires. The representative will also be available to respond to questions from shareholders.

Fees Paid to the Company’s Principal Independent Accountants

        The following table shows the aggregate fees billed to date for the audit and other services provided by Deloitte & Touche LLP, the Company’s independent registered public accounting firm, for fiscal years 2006 and 2005:

	2006	2005
Audit Fees	$289,200	$207,650
Audit-Related Fees	11,000	22,500
Tax Fees	0	0
All Other Fees	0	0
TOTAL	$300,200	$230,150

Audit Fees: This category includes the audit of the Company’s annual financial statements, review of financial statements including in the Company’s quarterly reports on Form 10-Q, and services that are normally provided by the independent accountant in connection with regulatory filings, such as comfort letters and consents and assistance with and reviews of documents filed with the SEC.  During fiscal years 2006 and 2005, audit fees include the attestation of management’s assessment of internal control, as required by the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), Section 404.

Audit-Related Fees: This category consists of assurance and related services provided by the independent accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.”  The services for the fees disclosed under this category generally include fees for stand-alone audits of subsidiaries, due diligence associated with acquisitions, benefit plan audits, other accounting consulting, and Sarbanes-Oxley Section 404 pre-implementation assistance.

Tax Fees: This category consists of professional services rendered by the independent accountant primarily in connection with the Company’s tax compliance activities, including the preparation of tax returns and technical tax advice related to the preparation of tax returns.  The Company’s independent registered public accounting firm performed no services in this category during fiscal years 2006 and 2005.

All Other Fees: This category consists of fees for other permissible services that do not meet the above category descriptions. The Company’s independent registered public accounting firm performed no services in this category during fiscal years 2006 and 2005.

Vote Required

        The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy, provided a quorum is present, at the Annual Meeting, is required to approve Proposal 2. The Board unanimously recommends that you vote FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2007.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Trustees (the “Audit Committee”) oversees the accounting and financial reporting processes of the Company and the audits of the Company’s annual financial statements.  The Audit Committee is made up solely of independent trustees, as defined in the applicable NASDAQ and SEC rules, and it operates under a written charter adopted by the Board, a copy of which is available on the Company’s investor relations website at www.iret.com, under the “Corporate Governance” caption.  The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.  The Company’s Board of Trustees has determined that each of Stephen L. Stenehjem, the Chair of the Audit Committee, and John D. Stewart, a member of the Audit Committee, is an audit committee financial expert as defined by the rules of the SEC.

        The Audit Committee held eight meetings during fiscal year 2006.  The Audit Committee met quarterly with representatives of Deloitte & Touche LLP, the Company’s independent registered public accounting firm (the “independent auditors”), during fiscal year 2006, and met with the independent auditors subsequent to the fiscal year end as well, in respect of the year-end audit.  Among other matters, the Audit Committee has discussed with the independent auditors the matters required to be discussed by auditing standards of the Public Company Accounting Oversight Board (United States) (hereinafter referred to as “the PCAOB standards”), in particular Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications.  The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect.  The Audit Committee has also discussed with the independent auditors their independence.  The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

        As described more fully in its Charter, the Audit Committee represents and assists the Board of Trustees in its oversight of the integrity of the Company’s financial reporting, the independence, qualifications and performance of the Company’s independent auditors, and the Company’s compliance with legal and regulatory requirements.  Company management has the primary responsibility for the financial statements and the reporting process.  The Company’s independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with the PCAOB standards.  In accordance with law, the Audit Committee has the ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent auditors.  The Audit Committee has the authority to engage its own outside advisors as it determines appropriate, apart from counsel or advisors hired by management.

        In accordance with law, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by Company employees of concerns regarding accounting or auditing matters. Further, the Audit Committee has pre-approved all audit and audit-related services provided by the independent auditors to the Company, and the related fees for such services, and has concluded that all such services are compatible with the auditors’ independence.  No non-audit services were provided to the Company by the independent auditors in fiscal year 2006.  See “Proposal 2: Ratification of Selection of Independent Auditors” for more information regarding fees paid to the Company’s independent auditors for services in fiscal years 2005 and 2006.

        The Audit Committee reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of April 30, 2006, which management made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework.  The Audit Committee also reviewed and discussed with Deloitte & Touche LLP its attestation report on management’s assessment of internal control over financial reporting and its review and report on the Company’s internal control over financial reporting.  The Company published these reports in its Annual Report on Form 10-K for the fiscal year ended April 30, 2006.

        The Audit Committee has reviewed and discussed the consolidated financial statements for fiscal year 2006 with management and the independent auditors.  This review included a discussion with management of the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting estimates.  Following these discussions and the Audit Committee’s review of the report of the independent auditors, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended April 30, 2006, for filing with the SEC.

        The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2007.  The Board of Trustees has concurred in that selection and has presented the matter to the shareholders of the Company for ratification.

Stephen L. Stenehjem (Chair)
Jeffrey L. Miller
John D. Stewart

SHAREHOLDER PROPOSALS

        Shareholders who wish to submit a proposal for presentation at the annual meeting of shareholders to be held in 2007 must submit the proposal to the Company at PO Box 1988, Minot, ND, 58702-1988, Attention: Secretary. Such proposal must be received by the Company no later than April 9, 2007, in order to be included in the Company’s proxy statement and form of proxy relating to that meeting. Such proposals must comply with the requirements as to form and substance established by the SEC and set forth in Rule 14a-8 of the Securities Exchange Act in order to be included in the proxy statement.

        Shareholders who wish to make a proposal at the 2007 Annual Meeting of Shareholders without having the proposal included in the Company’s proxy statement and form of proxy relating to that meeting must notify the Company by June 22, 2007. If the shareholder fails to give notice by this date, then such notice will be considered untimely under Rule 14a-4(c)(1) of the Securities Exchange Act, and the persons named as proxies in the proxies solicited by the Board for the 2006 Annual Meeting may exercise discretionary voting power with respect to any such proposal.

        The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

        For information on recommending individuals for consideration as nominees to IRET’s Board of Trustees, see the discussion under the subheading “Committees” in the section of this proxy statement entitled “Information Concerning the Board of Trustees.”

SHAREHOLDERS WITH THE SAME LAST NAME AND ADDRESS

        In accordance with notices that we sent to certain shareholders, we are sending only one copy of our annual report and proxy statement to shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

        Householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing IRET common shares at two different brokerage firms, your household will receive two copies of the Company’s annual meeting materials - one from each brokerage firm.

        If you received a householded mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to our Investor Relations department by fax to (701) 838-7785, by mail to the Company at Investor Relations, PO Box 1988, Minot, ND  58702-1988 or by calling Investor Relations between 8:30 a.m. and 5:00 p.m. CT at 1-888-478-4738. Similarly, you may also contact us if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

COMMUNICATING WITH IRET

        If you would like to receive information about Investors Real Estate Trust, you may use one of the following methods:

1.        The Company’s internet site, located at www.iret.com, contains information about the Company and its properties. The Company’s investor relations site contains press releases, earnings releases, financial information and stock quotes, as well as corporate governance information and links to the Company’s SEC filings. This proxy statement and our 2006 Annual Report on Form 10-K are both available on the internet at www.iret.com.

 2.        To have information such as our latest Form 10-Q or annual report mailed to you, please call us at 1-888-478-4738 or send a fax with your request to (701)-838-7785.

        If you would like to contact us, call IRET Investor Relations at 1-888-478-4738, or send correspondence to IRET, Attn:  Investor Relations, PO Box 1988, Minot, North Dakota  58702.

OTHER MATTERS

        It is not expected that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting.  If any other matters are properly presented at the meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

By Order of the Board of Trustees

Michael A. Bosh
Secretary and General Counsel

August 7, 2006
Minot, North Dakota

        Upon written request of any shareholder entitled to receive this proxy statement, the Company will provide, without charge, a copy of its Annual Report on Form 10-K, including the consolidated financial statements, the notes thereto and financial statement schedules, as filed with the Securities and Exchange Commission.  Any such request should be addressed to Michael A. Bosh, Secretary and General Counsel of the Company, at PO Box 1988, Minot, ND 58702-1988.  This request must include a representation by the shareholder that as of July 21, 2006, the shareholder was entitled to vote at the Annual Meeting.

INVESTORS REAL ESTATE TRUST 12 SOUTH MAIN STREET MINOT, ND 58701

VOTE BY INTERNET-www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Investors Real Estate Trust in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Investors Real Estate Trust, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	INVRE1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INVESTORS REAL ESTATE TRUST

Vote on Trustees				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.
1.	ELECTION OF TRUSTEES
Trustees Recommend a vote FOR all nominees.
NOMINEES ARE:
				o	o	o
	(01) — Patrick G. Jones	(05) — John D. Stewart
	(02) — Timothy P. Mihalick	(06) — Thomas A. Wentz, Jr.
	(03) — Jeffrey L. Miller	(07) — Edward T. Schafer
	(04) — Stephen L. Stenehjem	(08) — C.W. “Chip” Morgan

Vote on Proposal							For	Against	Abstain

2.	RATIFICATION OF SELECTION OF DELOITTE & TOUCHE, LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 2007.						o	o	o

Trustees Recommend a vote FOR this proposal.

(Signature(s) should be exactly as name or names appear on this proxy. If stock is held in two or more names, all should sign. If signing is by attorney, executor, administrator, personal representative, trustee, guardian, custodian, partner or corporate officer, please include full title.)

For address changes and/or comments, please check this box and write them on the back where indicated Please indicate if you plan to attend this meeting		Yes o	No o	o

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)		Date

PROXY

The Investors Real Estate Trust 36th Annual Meeting of
Shareholders will be held on September 19, 2006, at 7:00 p.m.
at the Grand International
1505 North Broadway, Minot, North Dakota, 58703

This Proxy is Solicited on Behalf of the Board of Trustees.

The undersigned holder of Common Shares of Beneficial Interest of INVESTORS REAL ESTATE TRUST, a North Dakota Real Estate Investment Trust (“IRET”), hereby appoints Jeffrey L. Miller, Michael A. Bosh and John D. Stewart, and each of them (the “Representatives”), the true and lawful proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all Common Shares of Beneficial Interest of IRET which the undersigned is entitled to vote at the 2006 Annual Meeting of Shareholders of IRET to be held at the Grand International, 1505 North Broadway, Minot, North Dakota, on September 19, 2006, at 7:00 p.m., CDT, or at any adjournment thereof, in the manner hereafter indicated. In their discretion, the Representatives are authorized to vote upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN HEREIN, BUT IF SUCH INSTRUCTIONS ARE NOT MARKED HEREIN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED FOR ELECTION OF TRUSTEES, FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE, LLP AS THE COMPANY’S INDEPENDENT AUDITORS AND, WITH RESPECT TO ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING, IN THE DISCRETION OF THE PROXY HOLDERS, ALL IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT OF IRET, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

This proxy may be revoked at any time before it is voted at the meeting by delivering written notice of revocation to IRET.

Please date, sign and return this proxy promptly using the enclosed envelope.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE